SC&T
                                INTERNATIONAL INC

                            SC&T INTERNATIONAL, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF ARIZONA
                  AUTHORIZED SHARES 25,000,000 PAR VALUE $0.01
                                                            CUSIP  783975 10 5
                                                               SEE REVERSE
                                                         FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT


Is The Owner of

   Fully Paid and Non-Assessable Shares of Common Stock, Par Value $0.01, of
                            SC&T INTERNATIONAL, INC.

Transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate property endorsed or accompanied by a proper assignment. This Certificate, and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file and the principal office of the Corporation and the Transfer Agent to all of which the holder of this Certificate by acceptance thereof asserts. This Certificate is not valid unless countersigned by the Transfer Agent.
         IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated: 04/03/1996
  /s/ Timothy J. Stocker                                       /s/ James Copland
         SECRETARY                                                 PRESIDENT

                            SC&T INTERNATIONAL, INC.
                                  INCORPORATED
                                    June 23,
                                      1993
                                     ARIZONA

                            SC&T INTERNATIONAL, INC.

         The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations preferences, imitations, and relative rights of the shares of each other class of stock or series thereof authorized to be issued.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common
TEN ENT-as tenants by the entireties       UNIF GIFT MIN ACT-_____Custodian_____
JT TEN-as joint tenants with right of                        (Cust)      (Minor)
         survivorship and not as tenants     Under Uniform Gifts to Minors Act
         in common                           ___________________________________
                                                           (State)

    Additional abbreviations may also be used though not in the above list.

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For Value Received,________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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THE SHARES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPTS OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED. Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises

Dated
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     NOTICE:  The  signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

--------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17 Ad-15.